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                                                                    Exhibit 99.2

MONDAY MAY 3, 5:57 PM EASTERN TIME

COMPANY PRESS RELEASE

NEW TRADING SYMBOL "EBDC" EFFECTIVE FOR EBANK.COM, INC.

CORPORATE NAME AND SYMBOL REFLECT STRATEGIC FOCUS ON INTERNET BANKING

         ATLANTA--(BUSINESS WIRE)--May 3, 1999--ebank.com, Inc. (formerly Southeast Commerce Holding Company) (Nasdaq/OTC/BB:EBDC) today announced its common stock has begun trading under the symbol "EBDC" effective May 3, 1999. The new corporate trading symbol reflects the previously announced change in the corporate name and the Company's strategic plan to launch its new Internet banking product and service line by the end of the second quarter of 1999. As previously announced, the Company has also acquired the Internet domain name, ebank.com, which is currently under construction and will be in service in the second quarter.

         ebank.com, Inc. is the holding company for Commerce Bank. The Company is developing a special line of Internet banking services specifically tailored to meet the needs of small business customers to complement its traditional commercial and retail banking, home mortgages, real estate development, and consumer lending products. Commerce Bank operates one office in Atlanta, Georgia.

         Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief, or expectations of the Company and its management. These forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected in the forward-looking statements. Potential risks and uncertainties include, but are not limited to, the Company's brief operating history and historically low trading volume, its ability to manage growth and its changing operations, reliability of the technologies the Company uses, general economic conditions, competition, interest rate sensitivity, exposure to regulatory and legislative changes and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

Contact:
     ebank.com Inc., Atlanta
     Richard A. Parlontieri, 770/863-9225


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